Exhibit 99.1

Press Release

Information for Investors:	Information for Media:

Steve Eagerton	Michelle Kersch
Black Knight	Black Knight
904.854.3683	904.854.5043
steven.eagerton@bkfs.com	michelle.kersch@bkfs.com

Black Knight Reports First Quarter 2023 Financial Results

JACKSONVILLE, Fla. – May 4, 2023 – Black Knight, Inc. (NYSE: BKI), a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals, today announced unaudited financial results for the first quarter of 2023, as compared to the prior year quarter.

Commentary:

Black Knight Executive Chairman Anthony Jabbour said, “Our first quarter performance was in-line with our expectations and highlights the ongoing resilience of our business. Despite a challenging operating environment, we remain focused on providing innovative solutions and exceptional service to our clients to drive shareholder value over the long term.”

Black Knight Chief Executive Officer Joe Nackashi added, “We delivered solid first quarter results with Organic revenue growth of 2% despite the broader market headwinds, coupled with our proposed transaction with Intercontinental Exchange. Our performance is a testament to the strength of our business and disciplined operational execution. I want to thank my Black Knight colleagues for their focus and contributions and our clients for the trust they place in us to help them achieve their strategic goals.”

First Quarter 2023 Highlights:

●	Revenues of $382.2 million, a decrease of 1%; Organic revenue growth of 2%
●	Operating income of $81.0 million, an increase of 1%; Operating margin of 21.2% compared to 20.7%
●	Net earnings attributable to Black Knight of $141.8 million compared to $364.6 million; Diluted EPS of $0.91 compared to $2.35; Net earnings margin of 37.1% compared to 93.5%; for the first quarter of 2023 and 2022, the effect of our investment in Dun & Bradstreet Holdings, Inc. (“DNB”) was a decrease in Net earnings attributable to Black Knight of $1.2 million, or $0.01 per diluted share, and an increase of $303.1 million, or $1.95 per diluted share, respectively, including a gain of $305.4 million, net of tax, or $1.96 per diluted share, recognized as a result of the exchange of shares of DNB common stock as part of the consideration for acquiring the remaining 40% interest in Optimal Blue Holdco, LLC (“Optimal Blue Holdco”) in February 2022
●	Adjusted EBITDA of $180.7 million, a decrease of 5%; Adjusted EBITDA margin was 47.3% compared to 49.2%
●	Adjusted operating income of $142.6 million, a decrease of 6%; Adjusted operating margin of 37.3% compared to 39.2%
●	Adjusted net earnings of $87.8 million, a decrease of 10%; Adjusted EPS of $0.56, a decrease of 11%

First Quarter 2023 Segment Highlights:

Software Solutions

●	Revenues of $336.7 million, an increase of 2%; Organic revenue growth of 2%
●	EBITDA of $186.7 million, a decrease of 1%; EBITDA margin of 55.4% compared to 56.9%
●	Operating income of $152.6 million, a decrease of 0.3%; Operating margin of 45.3% compared to 46.3%

Data and Analytics

●	Revenues of $45.5 million, a decrease of 19%; Organic revenue growth of 0.2%
●	EBITDA of $12.2 million, a decrease of 36%; EBITDA margin of 26.8% compared to 33.6%
●	Operating income of $8.2 million, a decrease of 46%; Operating margin of 18.0% compared to 26.9%

Other Highlights:

●	On January 1, 2023, we sold our TitlePoint line of business to an affiliate of Fidelity National Financial, Inc. for $225 million in cash, subject to a customary working capital adjustment and recognized a gain before taxes of $145.4 million. The effect of the TitlePoint transaction was an increase in Net earnings attributable to Black Knight of $108.3 million, or $0.70 per diluted share, based on our statutory income tax rate of 25.5%.
●	As of March 31, 2023, we owned 18.5 million shares of DNB common stock, which had a fair value of $216.9 million before tax based on DNB’s closing price of $11.74 as of March 31, 2023.
●	As of March 31, 2023, we had cash and cash equivalents of $14.8 million, debt of $2,418.9 million and available capacity of $681.0 million on our revolving credit facility.

ICE Transaction

On May 4, 2022, we entered into a definitive agreement to be acquired by Intercontinental Exchange, Inc. (“ICE”) (the “Original Merger Agreement”) a leading global provider of data, technology, and market infrastructure, in a transaction valued at approximately $13.1 billion, or $85 per share, with consideration in the form of a mix of cash (80%) and stock (20%). On March 7, 2023, we entered into Amendment No. 1 to the Original Merger Agreement (the “Amendment” and the Original Merger Agreement, as amended by the Amendment, the “Merger Agreement”), which provides for, among other things, a reduction in the merger consideration, valuing Black Knight at $75.00 per share, or a market value of $11.7 billion, with consideration in the form of a mix of approximately $68.00 per share in cash and stock with an exchange ratio of 0.0682 based on ICE’s 10-day volume weighted average price as of March 3, 2023 of $102.62 (the “ICE Transaction”). The ICE Transaction is expected to close in the third or fourth quarter of 2023, subject to regulatory clearance and the satisfaction of customary closing conditions.

Business Outlook

As a result of the proposed ICE Transaction, Black Knight has suspended the practice of providing forward-looking guidance. In addition, Black Knight will not be hosting a conference call related to its first quarter 2023 financial results.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

About Black Knight

Black Knight, Inc. (NYSE:BKI) is an award-winning software, data and analytics company that drives innovation in the mortgage lending and servicing and real estate industries, as well as the capital and secondary markets. Businesses leverage our robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.

Our clients rely on our proven, comprehensive, scalable products and our unwavering commitment to delivering superior client support to achieve their strategic goals and better serve their customers. For more information on Black Knight, please visit www.blackknightinc.com.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including Organic revenue growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted operating income, Adjusted operating margin, Adjusted net earnings and Adjusted EPS. These are important financial measures for us but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company.

These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, operating margin, net earnings, net earnings per share, net earnings margin or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Revenues, EBITDA, EBITDA margin, Operating income and Operating margin for the Software Solutions and Data and Analytics segments are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. These measures are reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission’s ("SEC") Regulation G and Item 10(e) of Regulation S-K.

Organic revenue growth - We define Organic revenue growth as Revenues for the current period compared to an adjusted revenue base for the prior period, which is adjusted to add pre-acquisition revenues of acquired businesses for the portion of the prior year matching the portion of the current year that we owned the acquired businesses, and subtract pre-divestiture revenues for divested businesses for the portion of the prior year matching the portion of the current year for which the business was not owned.

Adjusted EBITDA - We define Adjusted EBITDA as Net earnings attributable to Black Knight, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	Depreciation and amortization;
●	Impairment charges;
●	Interest expense, net;
●	Income tax expense (benefit);
●	Other (income) expense, net;
●	Equity in losses of unconsolidated affiliates, net of tax;
●	Gains related to investments in unconsolidated affiliate, net of tax;
●	Net losses attributable to redeemable noncontrolling interests;
●	equity-based compensation, including certain related payroll taxes;

●	acquisition-related costs, including costs pursuant to purchase agreements; and
●	costs related to the ICE Transaction

These adjustments are reflected in Corporate and Other.

Adjusted EBITDA margin - Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues.

Adjusted operating income – We define Adjusted operating income as Operating income, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	equity-based compensation, including certain related payroll taxes;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs related to the ICE Transaction; and
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.

These adjustments are reflected in Corporate and Other.

Adjusted operating margin - Adjusted operating margin is calculated by dividing Adjusted operating income by Revenues.

Adjusted net earnings - We define Adjusted net earnings as Net earnings attributable to Black Knight with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	equity in losses of unconsolidated affiliates, net of tax;
●	gains related to investments in unconsolidated affiliate, net of tax;
●	gain related to the TitlePoint transaction;
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting;
●	equity-based compensation, including certain related payroll taxes;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs related to the ICE Transaction;
●	costs and settlement (gains) losses associated with significant legal matters;
●	adjustment for income tax expense primarily related to the tax effect of the non-GAAP adjustments and a discrete income tax benefit related to the establishment of a deferred tax asset as a result of our reorganization of certain wholly-owned subsidiaries; and
●	adjustment for redeemable noncontrolling interests primarily related to the effect of the non-GAAP adjustments.

Adjusted EPS - Adjusted EPS is calculated by dividing Adjusted net earnings by the diluted weighted average shares of common stock outstanding.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to:

●	the occurrence of any event, change, or other circumstance that could give rise to a right in favor of ICE or us to terminate the definitive merger agreement governing the terms and conditions of the ICE Transaction;
●	the possibility that the proposed ICE Transaction does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect ICE or us or the expected benefits of the proposed ICE Transaction);
●	the outcome of the United States Federal Trade Commission’s (the “FTC”) lawsuit filed against us and ICE seeking to block the consummation of the ICE Transaction and of any other legal proceedings that may be instituted against us or ICE;
●	business uncertainties and contractual restrictions while the ICE Transaction is pending, which could adversely affect our business and operations;
●	the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters;
●	changes to our relationships with our top clients, whom we rely on for a significant portion of our revenues and profit;
●	our ability to comply with or changes to the laws, rules and regulations that affect our and our clients’ businesses;
●	our ability to adapt our solutions to technological changes or evolving industry standards or to achieve our growth strategies;
●	increase in the availability of free or relatively inexpensive information;
●	our ability to protect our proprietary software and information rights;
●	our dependence on our ability to access data from external sources;
●	delays or difficulty in developing or implementing new, enhanced or existing software, data or hosting solutions;
●	changes in general economic, business, regulatory and political conditions, particularly as they affect the mortgage industry;
●	risks associated with the recruitment and retention of our skilled workforce;
●	impacts to our business operations caused by the occurrence of a catastrophe or global crisis;
●	our investment in DNB;
●	security breaches against our information systems or breaches involving our third-party vendors;
●	our ability to successfully consummate, integrate and achieve the intended benefits of acquisitions;
●	our existing indebtedness and any additional significant debt we incur; and
●	other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information”, “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC.

BLACK KNIGHT, INC.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$14.8	$12.2
Trade receivables, net	187.2	193.5
Prepaid expenses and other current assets	137.6	132.1
Receivables from related parties	0.1	0.1
Current assets held for sale	—	5.8
Total current assets	339.7	343.7
Property and equipment, net	136.1	143.0
Software, net	434.4	443.7
Other intangible assets, net	439.3	470.1
Goodwill	3,747.8	3,747.8
Investments in unconsolidated affiliates	168.9	171.0
Deferred contract costs, net	191.0	192.6
Other non-current assets	266.0	246.2
Non-current assets held for sale	—	73.5
Total assets	$5,723.2	$5,831.6
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$60.0	$66.5
Income taxes payable	66.5	28.4
Accrued compensation and benefits	66.7	82.8
Current portion of debt	36.6	33.6
Deferred revenues	56.5	59.9
Total current liabilities	286.3	271.2
Deferred revenues	36.1	42.4
Deferred income taxes	207.9	227.5
Long-term debt, net of current portion	2,382.3	2,621.7
Other non-current liabilities	45.6	47.9
Total liabilities	2,958.2	3,210.7

Redeemable noncontrolling interests	41.8	47.6

Equity:
Additional paid-in capital	1,358.1	1,398.2
Retained earnings	1,559.3	1,417.1
Accumulated other comprehensive loss	(7.8)	(6.3)
Treasury stock, at cost	(186.4)	(235.7)
Total shareholders' equity	2,723.2	2,573.3
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$5,723.2	$5,831.6

BLACK KNIGHT, INC.

Consolidated Statements of Earnings

(In millions, except per share data)

(Unaudited)

	Three months ended March 31,
	2023	2022
Revenues	$382.2	$387.2
Expenses:
Operating expenses	213.1	207.9
Depreciation and amortization	82.6	91.5
Transition and integration costs	5.5	7.6
Total expenses	301.2	307.0
Operating income	81.0	80.2
Other income and expense:
Interest expense, net	(30.1)	(21.1)
Other income (expense), net	138.0	(1.2)
Total other income (expense), net	107.9	(22.3)
Earnings before income taxes and equity in (losses) earnings of unconsolidated affiliates	188.9	57.9
Income tax expense (benefit)	45.9	(1.1)
Earnings before equity in (losses) earnings of unconsolidated affiliates	143.0	59.0
Equity in (losses) earnings of unconsolidated affiliates, net of tax	(1.2)	303.1
Net earnings	141.8	362.1
Net losses attributable to redeemable noncontrolling interests	—	2.5
Net earnings attributable to Black Knight	$141.8	$364.6

Net earnings per share attributable to Black Knight shareholders:
Basic	$0.92	$2.36
Diluted	$0.91	$2.35
Weighted average shares of common stock outstanding:
Basic	154.7	154.2
Diluted	155.5	155.4

BLACK KNIGHT, INC.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net earnings	$141.8	$362.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	82.6	91.5
Amortization of debt issuance costs and original issue discount	1.0	0.9
Gain related to the TitlePoint transaction	(145.4)	—
Deferred income taxes, net	(19.0)	(135.8)
Equity in losses (earnings) of unconsolidated affiliates, net of tax	1.2	(303.1)
Equity-based compensation	11.3	10.7
Changes in assets and liabilities:
Trade receivables, including receivables from related parties	6.3	(2.5)
Prepaid expenses and other assets	(25.1)	(11.9)
Deferred contract costs	(8.9)	(12.3)
Deferred revenues	(9.7)	(3.8)
Trade accounts payable and other liabilities	8.4	89.3
Net cash provided by operating activities	44.5	85.1
Cash flows from investing activities:
Additions to property and equipment	(2.5)	(6.6)
Additions to software	(22.5)	(20.8)
Proceeds from the TitlePoint transaction	224.2	—
Net cash provided by (used in) investing activities	199.2	(27.4)
Cash flows from financing activities:
Revolver borrowings	87.5	460.1
Revolver payments	(313.5)	(115.1)
Term loan payments	(7.2)	(7.2)
Payments made for redeemable noncontrolling interests	—	(433.5)
Tax withholding payments for restricted share vesting	(7.9)	(10.7)
Finance lease payments	—	(0.8)
Net cash used in financing activities	(241.1)	(107.2)
Net increase (decrease) in cash and cash equivalents	2.6	(49.5)
Cash and cash equivalents, beginning of period	12.2	77.1
Cash and cash equivalents, end of period	$14.8	$27.6
Supplemental cash flow information:
Interest paid, net	$(38.8)	$(29.3)
Income taxes paid, net	$(23.2)	$(0.3)

BLACK KNIGHT, INC.

Segment Information

(In millions)

(Unaudited)

	Three months ended March 31, 2023
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$336.7	$45.5	$—		$382.2
Expenses:
Operating expenses	150.0	33.3	29.8	(1)	213.1
Transition and integration costs	—	—	5.5	(2)	5.5
EBITDA	186.7	12.2	(35.3)		163.6
Depreciation and amortization	34.1	4.0	44.5	(3)	82.6
Operating income (loss)	152.6	8.2	(79.8)		81.0
Interest expense, net					(30.1)
Other income, net					138.0
Earnings before income taxes and equity in losses of unconsolidated affiliates					188.9
Income tax expense					45.9
Earnings before equity in losses of unconsolidated affiliates					143.0
Equity in losses of unconsolidated affiliates, net of tax					(1.2)
Net earnings					$141.8

	Three months ended March 31, 2022
	Software	Data and	Corporate and
	Solutions	Analytics	Other		Total
Revenues	$330.7	$56.5	$—		$387.2
Expenses:
Operating expenses	142.5	37.5	27.9	(1)	207.9
Transition and integration costs	—	—	7.6	(2)	7.6
EBITDA	188.2	19.0	(35.5)		171.7
Depreciation and amortization	35.1	3.8	52.6	(3)	91.5
Operating income (loss)	153.1	15.2	(88.1)		80.2
Interest expense, net					(21.1)
Other expense, net					(1.2)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					57.9
Income tax benefit					(1.1)
Earnings before equity in earnings of unconsolidated affiliates					59.0
Equity in earnings of unconsolidated affiliates, net of tax					303.1
Net earnings					362.1
Net losses attributable to redeemable noncontrolling interests					2.5
Net earnings attributable to Black Knight					$364.6

(1)	Operating expenses for Corporate and Other includes equity-based compensation, including certain related payroll taxes, of $11.6 million and $11.2 million for the three months ended March 31, 2023 and 2022, respectively.
(2)	Transition and integration costs primarily consists of costs related to the ICE Transaction and costs associated with acquisitions.
(3)	Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of Revenues to Organic Revenue Growth

	Three months ended March 31,
	2023	2022			Organic
			Pre-divestiture	Adjusted	revenue
	As reported	As reported	revenues(1)	base	growth
Servicing Software	$221.1	$222.6	$—	$222.6	(1)%
Origination Software	115.6	108.1	—	108.1	7%
Software Solutions	336.7	330.7	—	330.7	2%
Data and Analytics	45.5	56.5	(11.1)	45.4	—%
Revenues	$382.2	$387.2	$(11.1)	$376.1	2%

Note: Amounts may not recalculate due to rounding.

(1)	Includes revenues related to the TitlePoint line of business for the three months ended March 31, 2022.

Reconciliation of Net Earnings to Adjusted EBITDA

	Three months ended March 31,
	2023	2022
Net earnings attributable to Black Knight	$141.8	$364.6
Depreciation and amortization	82.6	91.5
Interest expense, net	30.1	21.1
Income tax expense (benefit)	45.9	(1.1)
Other (income) expense, net	(138.0)	1.2
Equity in losses of unconsolidated affiliates, net of tax	1.2	2.3
Gain related to investment in unconsolidated affiliate, net of tax	—	(305.4)
Net losses attributable to redeemable noncontrolling interests	—	(2.5)
EBITDA	163.6	171.7
Equity-based compensation	11.6	11.2
Acquisition-related costs	—	7.6
ICE Transaction-related costs	5.5	—
Adjusted EBITDA	$180.7	$190.5
Net earnings margin	37.1%	93.5%
Adjusted EBITDA margin	47.3%	49.2%

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions)

(Unaudited)

Reconciliation of Operating Income to Adjusted Operating Income

	Three months ended March 31,
	2023	2022
Operating income	$81.0	$80.2
Equity-based compensation	11.6	11.2
Acquisition-related costs	—	7.6
ICE Transaction-related costs	5.5	—
Depreciation and amortization purchase accounting adjustment	44.5	52.6
Adjusted operating income	$142.6	$151.6
Operating margin	21.2%	20.7%
Adjusted operating margin	37.3%	39.2%

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three months ended March 31,
	2023	2022
Net earnings attributable to Black Knight	$141.8	$364.6
Equity in losses of unconsolidated affiliates, net of tax	1.2	2.3
Gain related to investment in unconsolidated affiliate, net of tax	—	(305.4)
Gain related to the TitlePoint transaction	(145.4)	—
Depreciation and amortization purchase accounting adjustment (1)	44.5	52.6
Equity-based compensation	11.6	11.2
Acquisition-related costs	—	7.6
ICE Transaction-related costs	5.5	—
Legal matters	7.5	1.3
Income tax expense adjustment (2)	21.1	(31.1)
Redeemable noncontrolling interests adjustment (3)	—	(5.8)
Adjusted net earnings	$87.8	$97.3

Adjusted EPS	$0.56	$0.63
Weighted average shares outstanding, diluted	155.5	155.4

(1)	Components of the depreciation and amortization purchase accounting adjustment are as follows:

	Three months ended March 31,
	2023	2022
Other intangible assets	$30.7	$36.8
Software	13.6	15.6
Property and equipment	0.2	0.2
Depreciation and amortization purchase accounting adjustment	$44.5	$52.6

(2)	For the first quarter 2022, the income tax expense adjustment includes a discrete income tax benefit of $14.1 million related to the establishment of a deferred tax asset as a result of our reorganization of certain wholly-owned subsidiaries within the Optimal Blue partnership investment structure.
(3)	The redeemable noncontrolling interests adjustment primarily includes the effect of the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.